                                                                     EXHIBIT (n)

                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
                                       OF
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST

     WHEREAS, the above-named corporation (the "Issuer") is an open-end management investment company registered under the Investment Company Act of
1940, as amended (the "1940 Act");

     WHEREAS, the common stock of the Issuer is currently allocated to various classes of separate series of shares;

     WHEREAS, Rule 18f-3 requires that the Board of Trustees of the Issuer (the
"Board"), adopt a written plan (a "Multiple Class Plan") setting forth (1) the specific arrangement for shareholder services and the distribution of securities for each class, (2) the allocation of expenses for each class, and (3) any related conversion features or exchange privileges;

     WHEREAS, the Issuer has offered multiple classes of certain series of the
Issuer's shares pursuant to Rule 18f-3 under the 1940 Act since the Board initially adopted the original Multiple Class Plan;

     WHEREAS, the Board, including a majority of those Trustees who are not
"interested persons" as defined in the 1940 Act ("Independent Trustees"), has determined that this Amended and Restated Multiple Class Plan (this "Plan"), adopted pursuant to Rule 18f-3 under the 1940 Act, is in the best interests of the shareholders of each class individually and the Issuer as a whole;

     NOW, THEREFORE, the Issuer hereby adopts, on behalf of the Funds (as defined in SECTION 2A below), this Plan, in accordance with Rule 18f-3 under the
1940 Act on the following terms and conditions:

SECTION 1.    ESTABLISHMENT OF PLAN

As required by Rule 18f-3 under the 1940 Act, this Plan describes the multiple class system for certain series of shares of the Issuer, including the separate class arrangements for shareholder services and/or distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes. Upon the initial effective date of this Plan, the Issuer elects to offer multiple classes of shares of its capital stock, as described herein, pursuant to Rule 18f-3 and this Plan.

SECTION 2.    FEATURES OF THE CLASSES

a.   DIVISION INTO CLASSES. Each series of shares of the Issuers identified in
     SCHEDULE A attached hereto, and each series of shares of any Issuer subsequently added to this Plan (collectively, the "Funds"), may offer one or more of the following classes of shares: Investor Class, Institutional
     Class, Advisor Class, A Class, B Class, C Class and R Class. The classes that each Fund is authorized to issue pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that each class of shares shall: (A) have a different designation; (B) bear any Class
     Expenses, as defined in SECTION 3d(3) below; (C) have exclusive voting rights on any matter submitted to shareholders that relates solely to its service arrangement; and (D) have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

b.   MANAGEMENT FEES.

     (1) INVESTOR CLASS UNIFIED FEE. The Issuer is a party to a management agreement (the "Management Agreement") with either American Century
     Investment Management, Inc. or American Century Global Investment
     Management, Inc., each a registered investment adviser (each referred to herein as the "Advisor", as applicable), or both for the provision of investment advisory and management services in exchange for a single, unified fee, as set forth on SCHEDULE A and as described in the Fund's current Investor Class prospectus or prospectus supplement.

     (2) INSTITUTIONAL CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue Institutional Class shares, the Management
     Agreement provides for a unified fee of 20 basis points less than the existing unified fee in place for the corresponding Investor Class of such
     Fund, as described in the Fund's current Investor Class prospectus or prospectus supplement. Institutional Class shares are available to large institutional shareholders, such as corporations and retirement plans and other pooled accounts that meet certain investment minimums established from time to time by the Advisor. Institutional Class shares are not eligible for purchase by insurance companies, except in connection with a product for defined benefit plans not involving a group annuity contract.

     (3) ADVISOR CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue Advisor Class shares, the Management Agreement provides for a unified fee equal to the existing unified fee in place for the corresponding Investor Class of such Fund, as described in the Fund's current Investor Class prospectus or prospectus supplement. The Advisor
     Class is intended to be sold to employer-sponsored retirement plans
     (including participant directed plans), insurance companies, broker-dealers, banks and other financial intermediaries.

     (4) A CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue A Class shares, the Management Agreement provides for a unified fee equal to the existing unified fee in place for the corresponding Investor Class of such Fund, as described in the Fund's current Investor Class prospectus or prospectus supplement. The A Class is intended to be sold to and through broker-dealers, banks and other financial intermediaries.

     (5) B CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue B Class shares, the Management Agreement provides for a unified fee equal to the existing unified fee in place for the corresponding Investor Class of such Fund, as described in the Fund's current Investor Class prospectus or prospectus supplement. The B Class is intended to be sold to and through broker-dealers, banks and other financial intermediaries.

     (6) C CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue C Class shares, the Management Agreement provides for a unified fee equal to the existing unified fee in place for the corresponding Investor Class of such Fund, as described in the Fund's current Investor Class prospectus or prospectus supplement. The C Class is intended to be sold to and through broker-dealers, banks and other financial intermediaries.

     (7) R CLASS UNIFIED FEE. For each Fund listed on SCHEDULE A as being authorized to issue R Class shares, the Management Agreement provides for a unified fee equal to the existing unified fee in place for the corresponding Investor Class of such Fund, as described in the Fund's current Investor Class prospectus or prospectus supplement. The R Class is intended to be sold to employer-sponsored retirement plans (including participant directed plans), insurance companies, broker-dealers, banks and other financial intermediaries.

c.   SHAREHOLDER SERVICES AND DISTRIBUTION SERVICES.

     (1) ADVISOR CLASS DISTRIBUTION PLAN. Shares of the Advisor Class of each
     Fund are offered subject to an Advisor Class Master Distribution and
     Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the
     "Advisor Class Plan") adopted by the Issuer effective August 1, 1997.
     Advisor Class shares of each Fund shall pay the Advisor, as paying agent for the Fund, for the expenses of individual shareholder services and distribution expenses incurred in connection with providing such services for shares of the Fund, as provided in the Advisor Class Plan, at an aggregate annual rate of .25% of the average daily net assets of such class.

     (2) A CLASS DISTRIBUTION PLAN. If and when adopted by the Issuer, Shares of the A Class of each Fund will be offered subject to an A Class Master
     Distribution and Individual Shareholder Services Plan pursuant to Rule
     12b-1 under the 1940 Act (the "A Class Plan"). A Class shares of each Fund shall pay the Advisor, as paying agent for the Fund, for the expenses of individual shareholder services and distribution expenses incurred in connection with providing such services for shares of the Fund, as provided in the A Class Plan, at an aggregate annual rate of .25% of the average daily net assets of such class.

     (3) B CLASS DISTRIBUTION PLAN. If and when adopted by the Issuer, Shares of the B Class of each Fund will be offered subject to a B Class Master
     Distribution and Individual Shareholder Services Plan pursuant to Rule
     12b-1 under the 1940 Act (the "B Class Plan"). B Class shares of each Fund shall pay the Advisor, as paying agent for the Fund, for the expenses of individual shareholder services and distribution expenses incurred in connection with providing such services for shares of the Fund, as provided in the B Class Plan, at an aggregate annual rate of 1.00% of the average daily net assets of such class (.75% for distribution expenses and .25% for individual shareholder services).

     (4) C CLASS DISTRIBUTION PLAN. Shares of the C Class of each Fund are offered subject to a C Class Master Distribution and Individual Shareholder
     Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "C Class
     Plan") adopted by the Issuer effective August 1, 2007. C Class shares of each Fund shall pay the Advisor, as paying agent for the Fund, for the expenses of individual shareholder services and distribution expenses incurred in connection with providing such services for shares of the Fund,

     as provided in the C Class Plan, at an aggregate annual rate of 1.00% of the average daily net assets of such class (.75% for distribution expenses and .25% for individual shareholder services).

     (5) R CLASS DISTRIBUTION PLAN. Shares of the R Class of each Fund are offered subject to an R Class Master Distribution and Individual
     Shareholder Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "R
     Class Plan") adopted by the Issuer effective August 29, 2003. R Class shares of each Fund shall pay the Advisor, as paying agent for the Fund, for the expenses of individual shareholder services and distribution expenses incurred in connection with providing such services for shares of the Fund, as provided in the R Class Plan, at an aggregate annual rate of
     .50% of the average daily net assets of such class.

     (6) DEFINITION OF SERVICES. Under the Advisor, A, B, C and R Class Plans
     (collectively the "12b-1 Plans"), "distribution expenses" include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell shares of the relevant class pursuant to Selling Agreements; (B) compensation to employees of
     Distributor who engage in or support distribution of the shares of the relevant class; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the provision of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the provision of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; (M) the payment of
     "service fees", as contemplated by the Conduct Rules of the National
     Association of Securities Dealers; and (N) such other distribution and services activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

     "Individual shareholder services" may include, but are not limited to: (A)
     individualized and customized investment advisory services, including the consideration of shareholder profiles and specific goals; (B) the creation of investment models and asset allocation models for use by the shareholder in selecting appropriate Funds; (C) proprietary research about investment choices and the market in general; (D) periodic rebalancing of shareholder accounts to ensure compliance with the selected asset allocation; (E)
     consolidation of shareholder accounts in one place; and (F) other individual services.

d.   ADDITIONAL FEATURES.

     (1) FRONT-END LOADS. A Class shares shall be subject to a front-end sales charge in the circumstances and pursuant to the schedules set forth in each
     Fund's then-current prospectus.

     (2) CONTINGENT DEFERRED SALES CHARGES. A, B, and C Class shares shall be subject to a contingent deferred sales charge in the circumstances and pursuant to the schedules as set forth in each Fund's then-current prospectus.

     (3) B CLASS CONVERSION. B Class shares will automatically convert to A
     Class shares of the same Fund at the end of a specified number of years after the initial purchase date of the B Class shares, in accordance with the provisions set forth in each Fund's then-current prospectus.

SECTION 3.    ALLOCATION OF INCOME AND EXPENSES

a.   DAILY DIVIDEND FUNDS. Funds that declare distributions of net investment income daily to maintain the same net asset value per share in each class
     ("Daily Dividend Funds") will allocate gross income and expenses (other than Class Expenses, as defined below) to each class on the basis of
     "relative net assets (settled shares)". Realized and unrealized capital gains and losses will be allocated to each class on the basis of relative net assets. "Relative net assets (settled shares)," for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b.   NON-DAILY DIVIDEND FUNDS. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the
     Fund. Expenses to be so allocated also include Issuer Expenses and Fund
     Expenses.

c.   APPORTIONMENT OF CERTAIN EXPENSES. Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer
     Expenses and Fund Expenses will be allocated among the classes of shares pro rata based on their relative net asset values in relation to the net asset value of all outstanding shares in the Fund. Approved Class Expenses shall be allocated to the particular class to which they are attributable.
     In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Advisor.

d.   DEFINITIONS.

     (1) ISSUER EXPENSES. "Issuer Expenses" include expenses of the Issuer that are not attributable to a particular Fund or class of a Fund. Issuer
     Expenses include fees and expenses of those Independent Trustees, including counsel fees for the Independent Trustees, and certain extraordinary expenses of the Issuer that are not attributable to a particular Fund or class of a Fund.

     (2) FUND EXPENSES. "Fund Expenses" include expenses of the Issuer that are attributable to a particular fund but are not attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes,
     (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

     (3) CLASS EXPENSES. "Class Expenses" are expenses that are attributable to a particular class of a Fund and shall be limited to: (i) applicable unified fee; (ii) payments made pursuant to the 12b-1 Plan of each applicable Class; and (iii) certain extraordinary expenses of an Issuer or
     Fund that are attributable to a particular class of a Fund.

     (4) EXTRAORDINARY EXPENSES. "Extraordinary expenses" shall be allocated as an Issuer Expense, a Fund Expense or a Class Expense in such manner and utilizing such methodology as the Advisor shall reasonably determine, which determination shall be subject to ratification or approval of the Board and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal Revenue Code, as amended. The Advisor shall report to the Board quarterly regarding those extraordinary expenses that have been allocated as Class Expenses. Any such allocations shall be reviewed by, and subject to the approval of, the Board.

SECTION 4.    EXCHANGE PRIVILEGES

Subject to the restrictions and conditions set forth in the Funds' prospectuses, shareholders may (i) exchange shares of one class of a Fund for shares of the same class of another Fund, (ii) exchange Investor Class shares for shares of any fund within the American Century family of funds that only offers a single class of shares (a "Single Class Fund"), and (iii) exchange shares of any Single
Class Fund for Investor Class shares of another Fund, provided that the amount to be exchanged meets the applicable minimum investment requirements and the shares to be acquired in the exchange are qualified for sale in the stockholder's state of residence.

SECTION 5.    CONVERSION FEATURES

Conversions from one class of a Fund's shares into another class of shares are not permitted; PROVIDED, HOWEVER, that if a shareholder of a particular class is no longer eligible to own shares of that class, upon prior notice to such shareholder, those shares will be converted to shares of the same Fund but of another class in which such shareholder is eligible to invest. Similarly, if a shareholder becomes eligible to invest in shares of another class that has lower expenses than the class in which such shareholder is invested, such shareholder may be eligible to convert into shares of the same Fund but of the class with the lower expenses.

SECTION 6.    QUARTERLY AND ANNUAL REPORTS

The Board shall receive quarterly and annual reports concerning all allocated
Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the
Board to justify any fee attributable to that class. The reports, including the allocations upon which they are based, shall be subject to the review and approval of the Independent Trustees of the Issuer who have no direct or indirect financial interest in the operation of this Plan in the exercise of their fiduciary duties.

SECTION 7.    WAIVER OR REIMBURSEMENT OF EXPENSES

Expenses may be waived or reimbursed by any adviser to the Issuer, by the
Issuer's underwriter or by any other provider of services to the Issuer without the prior approval of the Board, provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

SECTION 8.    EFFECTIVENESS OF PLAN

Upon receipt of approval by votes of a majority of both (a) the Board and (b)
the Independent Trustees, this Plan shall become effective August 1, 2007.

SECTION 9.    MATERIAL MODIFICATIONS

This Plan may not be amended to modify materially its terms unless such amendment is approved a majority of both (a) the Board and (b) the Independent
Trustees; PROVIDED; HOWEVER; that a new Fund may be added by the Issuer upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

     IN WITNESS WHEREOF, the Issuer has adopted this Multiple Class Plan as of
August 1, 2007.

                                 AMERICAN CENTURY GOVERNMENT INCOME TRUST

                                 By: /s/ Charles A. Etherington
                                    --------------------------------------------
                                    Charles A. Etherington
                                    Senior Vice President

                                   SCHEDULE A

                     SERIES COVERED BY THIS MULTICLASS PLAN

----------------------------------------- ----------- ----------- ---------- -------- ------- -------- -----------
                                                       INSTITU-
                                           INVESTOR     TIONAL     ADVISOR      A       B        C         R
                                            CLASS       CLASS       CLASS     CLASS   CLASS    CLASS     CLASS
----------------------------------------- ----------- ----------- ---------- -------- ------- -------- -----------
AMERICAN CENTURY GOVERNMENT INCOME TRUST

>>  Ginnie Mae Fund                          Yes         Yes         Yes       No       No      Yes       Yes
>>  Government Agency Money Market Fund      Yes          No         Yes       No       No      No         No
>>  Government Bond Fund                     Yes          No         Yes       No       No      No         No
>>  Short-Term Government Fund               Yes          No         Yes       No       No      No         No
>>  Capital Preservation Fund                Yes          No         No        No       No      No         No
>>  Inflation-Adjusted Bond Fund             Yes         Yes         Yes       No       No      No         No
----------------------------------------- ----------- ----------- ---------- -------- ------- -------- -----------

                                      A-1